UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

February 21, 2017
Date of Report (Date of earliest event reported)

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THE RUBICON PROJECT, INC.
(Exact name of registrant as specified in its charter)
 __________________

Delaware	001-36384	20-8881738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12181 Bluff Creek Drive, 4th Floor
Los Angeles, CA 90094
(Address of principal executive offices, including zip code)

310-207-0272
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As the final step in a restructuring and focus initiative that has also included a workforce reduction that was effected in November 2016 and the decision to exit its intent marketing business and close its Toronto office in January 2017, The Rubicon Project, Inc. (the “Company”) is undertaking a management restructuring in which seven senior leaders will be leaving the Company following transition of their duties, which is already underway. This management restructuring is intended to focus and streamline operations and enable the Company to reallocate and focus resources to invest in market share growth as well as technology and R&D for growth areas including mobile, video, orders, and the Company’s consumer initiative. The annualized cash compensation expense for the departing executives is approximately $4.1 million.

The Company's management will discuss these changes, as well as the financial results for the fourth quarter and year ended December 31, 2016, on Tuesday, March 14, 2017.  The Company will issue a separate press release to discuss details of the conference call, which will be held at 1:30 PM (PT) / 4:30 PM (ET) the same day.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RUBICON PROJECT, INC.

Date:	February 21, 2017	By:	/s/ Brian W. Copple
Brian W. Copple
General Counsel and Secretary